Exhibit 99.1
PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Carol Ruth/Nick Laudico
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7004/7030
858-909-1800	cruth@theruthgroup.com
investorrelations@nuvasive.com	nlaudico@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS THIRD QUARTER 2006 REVENUE OF $25.2 MILLION
- Increases Full Year 2006 Revenue Guidance to $94 Million to $95 Million -
Third Quarter 2006 Highlights:
•	Total revenues increased to $25.2 million; up 64.6% from the third quarter of 2005

•	Gross profit increased to $20.3 million; up 69.0% from the third quarter of 2005

•	Gross margin was 80.5%

•	New lumbar instruments and MAS™ platform product additions launched at NASS, including MaXcess® III and additional implants; previewed NeuroVision® upgrades and new XLIF® lateral plate

•	Surgeons trained on MAS Platform was 177, for a total of 460 year to date

•	Percentage of vertically integrated hospitals increased to 39% from 33% at June 30, 2006

•	NeoDisc™ clinical trial enrollment commences with initial surgeries

•	Satisfied all contingent milestone obligations related to NeoDisc for a total deal cost of $33.1 million, eliminating royalty obligations and $12 million in potential milestone payments

•	Commenced distribution at our new facility in Memphis, Tennessee

SAN DIEGO, October 25, 2006 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today third quarter financial results for the period ended September 30, 2006.
The Company reported third quarter revenues of $25.2 million, a 64.6% increase over the $15.3 million for the third quarter of 2005 and a 10.9% increase over the $22.7 million for the second quarter of 2006.
Gross profit, on a GAAP basis, for the third quarter of 2006 was $20.3 million with a gross margin of 80.5%, compared with a gross profit of $12.0 million with a gross margin of 78.4% in the third quarter of 2005. For the second quarter of 2006, gross profit was $17.6 million with a gross margin of 77.6%. On a non-GAAP basis, the gross margin for the third quarter of 2006 was 81.6%. Non-GAAP gross margin in the third quarter of 2006 excludes a total charge of $0.3 million related to instruments rendered obsolete as a result of the planned 2006 product introductions and enhancements and the related significant instrument redesign.
Total operating expenses for the third quarter of 2006 were $40.8 million, compared with $30.7 million in the third quarter of 2005 and $37.9 million in the second quarter of 2006. The quarter-over-quarter and year-over-year increases are due primarily to (i) $9.6 million paid under a milestone and royalty buyout agreement with Pearsalls Limited related to NeoDisc and related technology; (ii) additional sales and marketing expenses related to the Company’s transition of its sales force to exclusivity; (iii) continued investment in the Company’s next generation MAS products and accelerated surgeon and sales representative training; and (iv) for the year-over-year period, the inclusion of stock based compensation expense.
On a GAAP basis for the three-month period ended September 30, 2006, the Company reported a net loss of $18.7 million or $0.56 per share. On a non-GAAP basis, the third quarter net loss was $5.3 million, or $0.16 per share. The non-GAAP net loss calculation in the third quarter of 2006 excludes (i) $9.6 million paid under the buyout agreement with Pearsalls Limited; (ii) a total of $0.4 million including the obsolete assets described above and amortization of acquired intangible assets; and (iii) stock-based compensation of $3.3 million.
Cash, cash equivalents and short-term investments were $120.9 million at September 30, 2006.
Alexis V. Lukianov, Chairman and Chief Executive Officer, said, “Our third quarter results reflect the momentum that our high-quality, exclusive sales force continues to build. Our exclusive sales force is making substantial progress in achieving deeper penetration of our broad product offering. This is demonstrated by the percentage of vertically integrated hospitals, generally defined as hospitals using our Maximum Access Surgery (MAS) platform, which stood at 39% at the end of the third quarter. We continue to increase the depth of our product offerings, with extensions to our line of CoRoent implants, the planned limited release in the fourth quarter of our Lateral Lumbar XLIF Plate, and upgrades to NeuroVision, including the incorporation of motor evoked potentials technology. We are particularly encouraged by our recently launched products debuted at the North American Spine Society annual meeting in September and the positive surgeon reaction. Products such as our MaXcess III Retractor represent additional technological leaps ahead of our competition, and the start of enrollment in the NeoDisc clinical study marks a milestone in our efforts to develop the first elastomeric disc replacement device.”

Mr. Lukianov continued, “Spine surgeon training and broadening the use of our XLIF procedure remain top priorities. During the third quarter, we trained 177 surgeons for a total of 460 year-to-date. In addition, the use of XLIF continues to broaden beyond single level fusion indications, increasingly being used to address adult scoliosis indications.”
Guidance
For the full year 2006, the Company is increasing its revenue guidance to be in the range of $94 million to $95 million. The Company is also reiterating its expectation to achieve break-even, on a non-GAAP basis, in the fourth quarter. For the remainder of the year, the gross margin level of 81% is sustainable and the Company anticipates total surgeons trained for the full year will be 500 - 525.
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures, such as non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude the following charges: (i) stock based compensation; (ii) charges directly related to acquisition transactions such as in-process research and development, milestone payments, amortization of the acquired technology assets and certain other non-recurring internal costs incurred as a result of the transaction; and (iii) certain other amounts related to non-recurring events (such as our obsolescence charges in the second and third quarter of 2006). Management does not consider these costs in evaluating the continuing operations of the Company because management believes they are not indicative of the ongoing business operations. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	Three Months Ended
(dollars in thousands, except per share amounts)	September 30, 2006
GAAP gross margin	$20,289	80.5%
Charge related to 2006 product introductions and enhancements	278	1.1%

Non-GAAP gross margin	$20,567	81.6%

GAAP operating expenses	$40,809
NeoDisc technology costs (B)	(9,616)
Stock based compensation (C)	(3,343)
Amortization of acquired intangible assets (D)	(135)

Non-GAAP operating expenses	$27,715

GAAP net loss	$(18,651)
Charge related to 2006 product introductions and enhancements (A)	278
NeoDisc technology costs (B)	9,616
Stock based compensation (C)	3,343
Amortization of acquired intangible assets (D)	135

Non-GAAP net loss	$(5,279)

GAAP net loss per share	$(0.56)
Charge related to 2006 product introductions and enhancements (A)	0.01
NeoDisc technology costs (B)	0.29
Stock based compensation (C)	0.10
Amortization of acquired intangible assets (D)	—

Non-GAAP net loss per share	$(0.16)

A —	Charge related to instruments impaired as a result of the planned 2006 product introductions and enhancements and the related significant instrument redesign

B —	Third quarter charge for the satisfaction of the contingent milestone obligations relating to NeoDisc technology

C —	Non-cash stock-based compensation.

D —	Amortization of technology assets purchased in 2005.
Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are (877) 407-4018 for domestic callers and (201) 689-8471 for international. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.
After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through November 25, 2006. In addition, a telephonic replay of the call will be available until November 15, 2006. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 216294.
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $2.9 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS, as well as classic fusion implants.

The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings—NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade design retraction system; and specialized implants, like SpheRx® and CoRoent®—that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s classic fusion portfolio is comprised predominantly of cervical fixation products and proprietary saline packaged bone allografts. NuVasive also has a robust R&D pipeline emphasizing both MAS and motion preservation products such as Total Disc Replacement (TDR).
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success (including products under development and those undergoing clinical study); the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products or investigational devices (including devices under development such as NeoDisc) to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue	$25,194	$15,310	$67,603	$43,786
Cost of goods sold	4,905	3,302	13,872	9,107

Gross profit	20,289	12,008	53,731	34,679

Operating expenses:
Sales, marketing and administrative	25,739	14,692	70,141	40,251
Research and development	5,454	3,159	13,505	8,621
In-process research and development	—	12,897	—	12,897
NeoDisc technology costs	9,616	—	20,116	—

Total operating expenses	40,809	30,748	103,762	61,769
Interest and other income (expense), net	1,869	264	4,804	949

Net loss	$(18,651)	$(18,476)	$(45,227)	$(26,141)

Historical net loss per share:
Basic and diluted	$(0.56)	$(0.74)	$(1.41)	$(1.08)

Weighted average shares- basic and diluted	33,281	24,940	32,033	24,263

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$52,361	$12,545
Short-term investments	68,581	6,945
Accounts receivable, net	15,028	11,662
Inventory, net	17,081	11,870
Prepaid expenses and other current assets	1,354	1,496

Total current assets	154,405	44,518
Property and equipment, net	29,079	17,974
Intangible assets, net	8,581	8,894
Long-term investments	2,000	—
Other assets	366	104

Total Assets	$194,431	$71,490

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$11,774	$6,102
Accrued payroll and related expenses	6,433	5,587

Total current liabilities	18,207	11,689
Long-term liabilities	1,392	1,665
Stockholders equity:
Common stock	34	25
Additional paid-in capital	328,858	168,143
Deferred compensation	—	(1,195)
Accumulated other comprehensive loss	(28)	(32)
Accumulated deficit	(154,032)	(108,805)

Total stockholders’ equity	174,832	58,136

Total liabilities and stockholders’ equity	$194,431	$71,490

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating activities:
Net loss	$(18,651)	$(18,476)	$(45,227)	$(26,141)
Add back non-cash expenses
Depreciation and amortization	2,468	1,086	6,013	2,641
Stock-based compensation	3,343	611	10,166	2,455
Non-cash NeoDisc technology costs	8,060	—	8,060	—
Write off of assets to be retired in connection with planned 2006 product introductions and enhancements	—	—	343	—
Write-off of NuVasive assets in connection with acquisition of RSB Spine LLC	—	—	—	497
In-process research and development	—	12,897	—	12,897
Other non-cash adjustments	373	773	1,303	907
Changes in operating assets and liabilities:
Accounts receivable	(1,303)	(730)	(3,460)	(3,031)
Inventory	(1,390)	(4,464)	(6,723)	(8,250)
Prepaid expenses and other current assets	961	286	142	(232)
Accounts payable and accrued liabilities	(7,995)	(1,408)	5,663	31
Accrued payroll and related expenses	1,153	691	846	1,161

Net cash used in operating activities	(12,981)	(8,734)	(22,874)	(17,065)

Investing activities:
Cash paid for RSB Spine LLC	—	—	—	(3,800)
Acquisition of Pearsall’s Limited technology assets	—	(5,000)	—	(5,000)
Purchases of property and equipment	(8,144)	(2,391)	(16,705)	(9,322)
Sales of short-term investments, net	20,975	20,600	31,925	77,530
Purchases of short-term investments, net	(48,106)	(1,003)	(93,561)	(42,947)
Purchase of long-term investments	(2,000)	—	(2,000)	—
Other assets	(71)	11	(362)	11

Net cash provided by investing activities	(37,346)	12,217	(80,703)	16,472

Financing activities:
Payment of long-term liabilities	—	—	(300)	(18)
Issuance of common stock	628	360	143,693	1,067

Net cash provided by financing activities	628	360	143,393	1,049

Increase in cash and cash equivalents	(49,699)	3,843	39,816	456

Cash and cash equivalents at beginning of period	102,060	5,173	12,545	8,560

Cash and cash equivalents at end of period	$52,361	$9,016	$52,361	$9,016